Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                                   Payment Date      08/27/2001

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Servicing Certificate                           Group 1              Group 2
---------------------
Beginning Pool Balance                                409,937,626.82     60,754,052.57
Beginning PFA                                                   0.00              0.00
Ending Pool Balance                                   388,798,877.59     57,974,134.58
Ending PFA Balance                                                 -                 -
Principal Collections                                  20,793,569.54      2,779,917.99
Principal Draws                                                    -                 -
Net Principal Collections                              20,793,569.54      2,779,917.99
Active Loan Count                                             12,251               371

Interest Collections                                    3,688,508.75        496,728.51

Weighted Average Net Loan Rate                             11.15000%         10.74764%
Substitution Adjustment Amount                                  0.00              0.00

               Beginning            Ending                                                    Interest  Security
Term Notes      Balance             Balance         Factor       Principal       Interest     Shortfalls   %         Coupon
----------      -------             -------         ------       ---------       ---------    ----------   -         ------
Class A-1       137,632,522.73    116,534,479.03    0.4394526   21,098,043.70      493,613.31      0.00   0.1939         3.913%
Class A-2        69,781,000.00     69,781,000.00    1.0000000            0.00      416,941.48      0.00   0.1161         7.170%
Class A-3        62,885,000.00     62,885,000.00    1.0000000            0.00      385,694.67      0.00   0.1046         7.360%
Class A-4        22,574,000.00     22,574,000.00    1.0000000            0.00      145,226.07      0.00   0.0376         7.720%
Class A-5        52,454,000.00     52,454,000.00    1.0000000            0.00      317,346.70      0.00   0.0873         7.260%
Class A-6        16,995,015.66     14,174,392.14    0.4075561    2,820,623.52       61,107.70      0.00   0.0236         3.923%
Class A-7        16,444,000.00     16,444,000.00    1.0000000            0.00       99,623.23      0.00   0.0274         7.270%
Class A-8        17,704,000.00     17,704,000.00    1.0000000            0.00      115,076.00      0.00   0.0295         7.800%
Class M1         30,351,000.00     30,351,000.00    1.0000000            0.00      209,674.83      0.00   0.0505         8.290%
Class M2         16,527,000.00     16,527,000.00    1.0000000            0.00      121,611.18      0.00   0.0275         8.830%
Class B          12,320,000.00     12,320,000.00    1.0000000            0.00       92,400.00      0.00   0.0205         9.000%


Certificates                 -                -            -               -     1,381,742.40         -        -             -

Beginning Overcollateralization Amount                 15,024,141.00
Overcollateralization Amount Increase (Decrease)                0.00
Outstanding Overcollateralization Amount               15,024,141.00
Overcollateralization Target Amount                    15,024,141.00

Credit Enhancement Draw Amount                                  0.00
Unreimbursed Prior Draws                                        0.00


                                                                                          Number        Percent
                                                             Balance                     of Loans     of Balance
Delinquent Loans (30 Days)                              3,777,182.90                        79           0.97%
Delinquent Loans (60 Days)                                673,849.62                        17           0.17%
Delinquent Loans (90+ Days) (1)                           812,804.90                        25           0.21%
REO                                                             0.00                        0            0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                 Liquidation To-Date
Beginning Loss Amount                                     383,780.69
Current Month Loss Amount                                 345,179.69
Current Month Prinicpal Recovery                               31.69
Net Ending Loss Amount                                    728,928.69              0.00

                                                   Special Hazard                         Fraud       Bankruptcy
Beginning Amount                                                0.00                           0.00            0.00
Current Month Loss Amount                                       0.00                           0.00            0.00
Ending Amount                                                      -                              -               -

Liquidation Loss Distribution Amounts                           0.00
Extraordinary Event Losses                                      0.00
Excess Loss Amounts                                             0.00

Capitalized Interest Account
Beginning Balance                                               0.00
Withdraw relating to Collection Period                          0.00
Interest Earned (Zero, Paid to Funding Account)                 0.00
Total Ending CIA Balance to Seller                              0.00
                                                                ----
Total Ending Capitalized Interest Account Balance as of Payment 0.00
Interest earned for Collection Period                           0.00
Interest withdrawn related to prior Collection Period           0.00


Prefunding Account
Beginning Balance                                               0.00
Additional Purchases during Revolving Period                    0.00
Excess of Draws over Principal Collections                      0.00
Ending PFA Balance to Noteholders                               0.00
                                                                ----
Total Ending Balance as of Payment Date                         0.00
Interest earned for Collection Period                           0.00
Interest withdrawn related to prior Collection Period           0.00

Current Month Repurchases Units                                    2
Cuurent Month Repurchases ($)                              31,938.61

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